Exhibit 10.1

AMENDMENT No. 1 TO SECURITIES PURCHASE AGREEMENT
September 1, 2026
This Amendment No. 1 to Securities Purchase Agreement (the “Amendment”) is entered into as of the date hereof by and among (i) Senti Holdings, Inc., a Delaware corporation (the “Company”), (ii) Senti Biosciences, Inc., a Delaware corporation (“Biosciences”), (iii) Senti Biosciences Holdings, Inc., a Delaware corporation (the “Issuer”), (iv) CPIF II-7 Limited, an exempted company incorporated under the laws of the Cayman Islands (the “Lead Investor”) and (v) NSG BioInnovation Fund, L.P., a Cayman Islands exempted limited partnership, acting by its general partner, NSG BioInnovation Fund GP, LLC, a Cayman Islands limited liability company (the “Joining Buyer”). Except as otherwise defined herein, all capitalized terms used in this Amendment shall have the same meanings as given to them in the Existing Agreement. All references in the Existing Agreement or this Amendment to the “Agreement” shall mean the Existing Agreement as amended by this Amendment.
RECITALS
WHEREAS, the Company, Biosciences, the Issuer and the Lead Investor are parties to that certain Securities Purchase Agreement, dated as of April 27, 2026 (the “Existing Agreement”);
WHEREAS, on May 20, 2026, the Lead Investor purchased an initial tranche of notes in aggregate principal amount of $10,000,000;
WHEREAS, on July 14, 2026, the Issuer entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Celadon Partners SPV 35 Limited, an exempted company incorporated under the laws of the Cayman Islands (“Parent”), Senti Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), the Company and Biosciences whereby, subject to the terms and conditions of the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent;
WHEREAS, on August 14, 2026, the Lead Investor purchased Additional Notes in the aggregate principal amount of $4,000,000 (“Lead Investor Additional Purchase”); and
WHEREAS, the Joining Buyer desires to become a Buyer under the Existing Agreement and purchase $2,000,000 of Additional Notes under the Existing Agreement (“Joining Buyer Purchase”, together with the Lead Investor Additional Purchase, the “Additional Purchases”); and the parties to the Existing Agreement, including the Lead Investor, desire to amend the Existing Agreement to add the Joining Buyer to the Schedule of Buyers attached to the Existing Agreement.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing, the parties to this Amendment agree as follows:
1.Preamble.
(a)The third paragraph of the preamble to the Existing Agreement is hereby amended and restated in its entirety to read as follows:

CPIF II-7 Limited, an exempted company incorporated under the laws of the Cayman Islands (the “Lead Investor”) wishes to purchase, and the Company wishes to sell at the Initial Closing (as defined below), upon the terms and conditions stated in this Agreement, that aggregate principal amount of Notes of $10,000,000 (the “Initial Notes”).
(b)The fourth paragraph of the preamble to the Existing Agreement is hereby amended and restated in its entirety to read as follows:
The Lead Investor may, in the Lead Investor’s sole and absolute discretion, elect for itself or for such other Buyer as may be identified by the Lead Investor to purchase, and the Company then wishes to sell at one or more Additional Closings, upon the terms and conditions stated in this Agreement, up to an additional $30,000,000 aggregate principal amount of Notes (the “Additional Notes”). For the avoidance of doubt, the Initial Notes and the Additional Notes are collectively referred to herein as the Notes.
2.Purchase of Notes. Section 1(a)(iii) is hereby added to the Agreement, to read as follows:
(iii) The Company may at any time, and from time to time, with the consent of the Required Holders, update the Schedule of Buyers to add additional parties as Buyers, provided that each such additional Buyer (A) executes a joinder agreement, in form and substance reasonably satisfactory to the Lead Investor, pursuant to which such Buyer agrees to be bound by the terms of this Agreement as a “Buyer” hereunder and makes the representations and warranties set forth in Section 2, and (B) is an “accredited investor” as defined in Rule 501(a) of Regulation D.
3.Additional Closing Date. Section 1(b)(ii) of the Existing Agreement is hereby amended and restated in its entirety to read as follows:
Additional Closing Date. The Lead Investor may, in the Lead Investor’s sole and absolute discretion, at any time following the Initial Closing Date, subject to the satisfaction or waiver of the applicable conditions set forth in Section 7, elect for itself or for such other Buyer as may be identified by the Lead Investor and added to the Schedule of Buyers pursuant to Section 1(a)(iii) to purchase Additional Notes from the Company by delivering to the Company a notice (an “Additional Closing Notice”) and the Company shall then, subject to the satisfaction or waiver of the applicable conditions set forth in Section 6, agree to issue and sell to such Buyer, on an Additional Closing Date (defined below), such aggregate principal amount of Additional Notes as indicated in the Additional Closing Notice.
(1)Upon receipt of an Additional Closing Notice, the Company shall promptly, but in any event within two (2) Business Days of receipt of the Additional Closing Notice, provide notice to each Buyer of the Lead Investor’s election under the Additional Closing Notice setting out the proposed principal amount of Additional Notes to be purchased by the Lead Investor or other Buyer and the proposed Additional Closing Date (as defined below). For the avoidance of doubt, the total aggregate principal amount of all Additional Notes issued in all Additional Closings for all Buyers shall not exceed $30,000,000.
(2)Each Additional Closing will occur, after notification of satisfaction (or waiver) of the conditions to the Additional Closing set forth in Sections 6 and 7, on the tenth (10th) Business Day after the date of the Additional Closing Notice to the Company (unless otherwise mutually agreed to by the Company and the Lead Investor) (the “Additional Closing Date”

and, together with the Initial Closing Date, each a “Closing Date”) at 10:00 a.m., New York City time at the offices of McDermott Will & Schulte LLP, 919 Third Avenue, New York, New York 10022. The Additional Closing may also be undertaken remotely by electronic transfer of Additional Closing documentation. For the avoidance of doubt, no Additional Closing Date shall take place later than six (6) months after the Initial Closing Date.
4.Secured Parties. Section 1.01 is hereby added to the Agreement, to read as follows:
“Secured Party” means the Collateral Agent and each Buyer of the Notes from time to time, and includes any person that becomes a Buyer or otherwise becomes entitled to the benefit of the Secured Obligations (as defined in the Security Agreement) in accordance with the Transaction Documents.
5.Conditions to the Company’s Obligation to Sell. Section 6(vi) to the Existing Agreement is hereby amended and restated in its entirety to read as follows:
The Lead Investor and any of its Affiliates holding securities of the Issuer, and each other Buyer, shall have executed the Voting Agreement and delivered the same to the Company.
6.Termination. Section 8(b) to the Existing Agreement is hereby amended and restated in its entirety to read as follows:
In the event that an Additional Closing shall not have occurred with respect to a Buyer within fifteen (15) Business Days following the date on which a Buyer delivers an Additional Closing Notice to the Company and all of the conditions set forth in Sections 6 and 7 above have been satisfied or waived with respect to such Buyer (other than those conditions that by their nature are to be satisfied at the Initial Closing) (or such other date and time as is mutually agreed to in writing by the Company, the Issuer and such Buyer), the party that has satisfied or is prepared to satisfy all of its applicable conditions precedent shall have the option to terminate this Agreement with respect to the defaulting party at the close of business on such date by delivering a written notice to that effect to each other party to this Agreement and without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this Section 8, the Company shall remain obligated to reimburse the Lead Investor or its designee(s), as applicable, for the expenses described in Sections 4(g) and 9(a).
7.Notices. Section 9(f) to the Existing Agreement is hereby amended and restated in its entirety to read as follows:
Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement or any of the other Transaction Documents must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon delivery, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) upon delivery, when sent by electronic mail (provided that the sending party does not receive an automated rejection notice) or (iv) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be:
If to the Company or the Issuer:
Senti Biosciences Holdings, Inc. / Senti Holdings, Inc.

2 Corporate Drive, First Floor
South San Francisco, CA 94080
Attention: Chief Executive Officer
Email: tim.lu@sentibio.com
with a copy (for informational purposes only) to:
Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP
One Bush Plaza, Suite 1200
San Francisco, California 94104

Telephone: (415) 978-9803
Facsimile: (650) 321-2800
Attention: Alexa Belonick, Esq.
Kirt Shuldberg, Esq.
E-mail: abelonick@gunder.com
kshuldberg@gunder.com

If to the Transfer Agent:
Continental Stock Transfer & Trust Company
1 State Street, 30th Floor New York, NY 10004
Telephone: (800) 509-5586
Attention: Stacy Aqui
E-mail: cstmail@continentalstock.com

If to a Buyer, to its address, facsimile number and e-mail address set forth on the Schedule of Buyers, with copies (for information purposes only) to such Buyer’s legal representatives as set forth in column (3) of the Schedule of Buyers, or to such other address, facsimile number and/or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or e-mail containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or electronic mail, or receipt from an overnight courier service in accordance with clause (ii), (iii) or (iv) above, respectively.
8.Consents to Amendment. Each of the parties hereto (other than the Joining Buyer) hereby agrees, severally but not jointly, that, by entering into this Amendment:
(a)the requisite prior written consents of the Company, the Issuer and the Lead Investor required pursuant to Section 9(e) of the Existing Agreement or any provision of the Existing Agreement to be deleted, varied, supplemented, restated or otherwise changed in any way have been obtained; and

(b)the amendments to the Existing Agreement set out in this Amendment above shall be binding against all parties to the Existing Agreement.
9.Exhibits.
(a)The Form of Note attached to the Existing Agreement is hereby deleted in its entirety and replaced with the Form of Note attached as Exhibit A hereto.
(b)The Lead Investor hereby affirms that (i) it has executed a written consent substantially in the form of Exhibit B hereto, consenting pursuant to Section 17 of the Notes to change the terms of the Notes as reflected in Exhibit A hereto and (ii) pursuant to such written consent, the outstanding Notes held by the Lead Investor in aggregate principal amount of $14,000,000 are governed by the revised form.
10.Schedules.
(a)The Schedule of Buyers attached to the Existing Agreement is hereby deleted in its entirety and replaced with the attached Schedule of Buyers.
(b)Schedules 3(B)(I), 3(B)(V), and 7(XXIV) attached to the Existing Agreement are hereby deleted in their entirety and replaced with the attached Schedules 3(B)(I), 3(B)(V), and 7(XXIV).
11.Notice of Additional Notes to be Purchased by Joining Buyer. The parties to this Amendment agree that this Amendment constitutes notice by the Lead Investor pursuant to Section 1(b)(ii) of the Agreement of an Additional Closing for the purchase of an aggregate principal amount of $2,000,000 of Additional Notes by the Joining Buyer and further agree that the Structuring Discount shall apply to the Notes to be purchased by the Joining Buyer on the Additional Closing Date, which the parties to this Amendment agree shall be the third (3rd) Business Day after the date of this Amendment.
12.Joining Buyer’s Representations and Warranties. By executing this Amendment, the Joining Buyer hereby (a) agrees to be bound by the Agreement as a “Buyer” and (b) makes each of the representations in Section 2 of the Agreement as of the date of the Amendment and as of the Additional Closing Date.
13.Conditions to the Additional Closing.
(a)For the avoidance of doubt, the following conditions of Section 7 of the Agreement shall apply to the Additional Closing of Notes to be purchased by the Joining Buyer and shall be satisfied by way of the delivery or satisfaction of the respective documentation (as the case may be) on or prior to the Additional Closing Date: (ii), (iii), (iv), (v), (xi), (xii), (xiii), (xv), (xvi), (xvii), (xviii), (xix), (xx) and (xxi).
(b)For the purpose of satisfaction of the following conditions of Section 7 of the Agreement: (vi), (vii), (viii), (ix), (x) and (xiv), each of the Issuer and the Company shall deliver a certificate executed by the Secretary of each of the Issuer and the Company and dated as of the Closing Date, in form and substance satisfactory to the Joining Buyer; and

(c)In addition and without prejudice to Section 7 of the Existing Agreement, the obligation of the Joining Buyer to purchase the Notes at the Additional Closing is subject to the satisfaction, at or before the Additional Closing Date, of the following condition:
(1)the Company, the Issuer, Biosciences and the Lead Investor shall have duly executed and delivered to the Joining Buyer the joinder to the Registration Rights Agreement.
14.Merger Agreement. The Company, Biosciences, the Issuer and the Lead Investor hereby acknowledge and agree that, upon the completion of the Additional Purchases: (a) the Lead Investor shall be deemed to have satisfied in full its funding obligation under the Merger Agreement including any funding deadline or timing requirement set forth therein; and (b) any breach, default or non-compliance by the Lead Investor under the Merger Agreement arising from or relating to the timing of such funding shall be deemed cured in full, and each of the Company, Biosciences and the Issuer hereby irrevocably waives any right, claim or remedy it may have had, or may have, arising from any such breach, default or non-compliance.
15.Registration Rights Agreement. The Joining Buyer shall execute a joinder to the Registration Rights Agreement.
16.Guarantee and Pledge and Security Agreement.
(a)The parties hereto acknowledge and agree that the rights and remedies of the Secured Parties under the Guarantee and the Security Agreement shall extend to the Additional Notes purchased by the Joining Buyer.
(b)Each Guarantor under the Guarantee and each Grantor under the Security Agreement hereby (i) acknowledges and consents to this Amendment; (ii) reaffirms its obligations under the Security Documents; (iii) reaffirms the Liens granted by it pursuant to the Security Documents; and (iv) confirms that the Security Documents remain in full force and effect.
(c)Each of the parties hereto (other than the Joining Buyer and the Lead Investor) hereby represents and warrants to the Joining Buyer that, as of the date hereof and as of the Additional Closing Date:
(i) the Joining Buyer shall be deemed a Secured Party for the purposes of the Security Agreement, the Guarantee and any other Security Documents entered into in favor of the Collateral Agent for the benefit of the Secured Parties;
(ii) the existing security interests granted, pledged and/or assigned by the Grantors and/or Guarantors to the Collateral Agent for the benefit of the Secured Parties are and shall continue to be held for the benefit of the Joining Buyer as a Secured Party in respect of the Secured Obligations;
(iii) the Joining Buyer’s accession will not require any re-execution, re-grant or other confirmation of the security interests by the Grantors and/or Guarantors, and the existing security interests under the Security Documents will continue in full force and effect for the benefit of the Joining Buyer as a Secured Party without any break in continuity, attachment, perfection or priority;

(iv) no consent, approval or waiver of any existing Buyer, Secured Party or other person is required under this Amendment or any other provisions of the Security Agreement, the Guarantee or any other Transaction Document in connection with the accession of the Joining Buyer as a Secured Party, or, if any such consent, approval or waiver is required, the same has been obtained and is in full force and effect;
(v) the Collateral Agent has all rights and remedies under the Security Agreement, the Guarantee, and the other Security Documents of a secured party under the Code (as defined in the Security Agreement), including to hold and enforce the existing security interests for the benefit of the Secured Parties, and no amendment to, or other confirmation of, the Collateral Agent's appointment or authority is required in connection with the Joining Buyer's accession;
(vi) the “Secured Obligations” under the Security Agreement, the Guarantee and the other Security Documents include the obligations owed to the Joining Buyer in respect of the Notes to be acquired by it at the Additional Closing;
(vii) this accession, and the extension of the benefit of the Security Documents to the Joining Buyer as contemplated by this Amendment, is valid, binding and enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equity principles;
(viii) no release, discharge, novation or impairment of the existing security interests is intended or effected by the Joining Buyer's accession; and
(ix) no amendment, continuation statement, or additional UCC-1 financing statement filing, in respect of the Security Documents, in any applicable UCC filing jurisdiction, is required in order for the existing security interests to remain perfected, in full force and effect, and enjoy the same priority, for the benefit of the Joining Buyer as a Secured Party, and no other perfection, recording, or similar action is required in connection with the Joining Buyer's accession.
17.Continuing Effect. Subject to the amendments set forth herein, the Existing Agreement shall remain in full force and effect.
18.Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York.
19.Counterparts. This Amendment may be executed in separate original, facsimile or electronic counterparts or counterpart signature pages, which, when taken together, shall constitute one and the same original Amendment.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

COMPANY:
SENTI HOLDINGS, INC.
By:	/s/ Timothy Lu
	Name:	Timothy Lu
	Title:	Chief Executive Officer

SENTI BIOSCIENCES, INC.
By:	/s/ Timothy Lu
	Name:	Timothy Lu
	Title:	Chief Executive Officer

SENTI BIOSCIENCES HOLDINGS, INC.
By: Senti Biosciences, Inc., its sole stockholder
By:	/s/ Timothy Lu
	Name:	Timothy Lu
	Title:	Chief Executive Officer

LEAD INVESTOR:
CPIF II-7 LIMITED
By:	/s/ John Cullinane
	Name:	John Cullinane
	Title:	Authorized signatory

JOINING BUYER:
NSG BIOINNOVATION FUND, L.P.
By:	NSG BioInnovation Fund GP, LLC,
Its:	General Partner

By:	/s/ Daphne Teo
	Name:	Daphne Teo
	Title:	Manager